UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2026

Tilray Brands, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

265 Talbot Street West,
Leamington, ON		N8H 5L4
(Address of Principal Executive Offices,		(Zip Code)

(844) 845-7291

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Symbol(s)
Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 2, 2026, Tilray Brands UK Ltd (“Tilray UK”), a company registered in the United Kingdom and wholly owned and controlled by Tilray Brands, Inc. (the “Company”), entered into a Business and Asset Sale Agreement (the “Purchase Agreement”). Under the Purchase Agreement, Tilray UK acquired certain business operations and assets of BrewDog plc and certain of its subsidiary undertakings (collectively, the “BrewDog Group”) through a pre-packaged administration process in Scotland under the Insolvency Act 1986, with the intent for Tilray UK to carry on the acquired business operations and assets as a going concern. The transactions contemplated by the Purchase Agreement closed on the same date as the date of the Purchase Agreement.  Prior to the administration, the BrewDog Group operated as a multinational brewery and pub chain based in Ellon, Aberdeenshire, Scotland. The Company has agreed to guarantee the obligations of Tilray UK under the terms of the Purchase Agreement. The aggregate purchase price for the acquired business and assets acquired is £33,000,000 (or approximately US $44.1 million). Substantially all liabilities of the BrewDog Group arising prior to the closing of the transaction will remain with the BrewDog Group and were not assumed by Tilray UK, subject to certain customary exceptions..

The acquisition includes the brewery located in Ellon, Aberdeenshire, Scotland, the on-line business, the retail business, 11 of the BrewDog strategic brewpubs in Scotland, England and Ireland and all the intellectual property rights relating to the BrewDog brand, including well known sub-brands such as Punk IPA, Hazy Jane, Wingman, Elvis Juice and Dead Pony Club.

The parties have provided customary representations, warranties and covenants for transactions in an pre-packaged administration, and Tilray UK has agreed to certain indemnification rights of the administrators under the Purchase Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

The foregoing descriptions of the Purchase Agreement and the transaction set forth under Item 1.01 do not purport to be complete and are qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an amendment to this Current Report on Form 8-K.

Item 8.01 Other Events.

On March 2, 2026, the Company issued a press release announcing the BrewDog transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8‑K.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 2, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray Brands, Inc.
Date: March 2, 2026
By: /s/ Mitchell Gendel
Name: Mitchell Gendel Title: Global General Counsel